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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statements of Golden Star Resources Ltd. on Form S-3 (File No. 333-12673) and on Form S-8 (File No. 33-81614) of our report dated March 25, 1998, on our audits of the consolidated financial statements of Golden Star Resources Ltd. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996,and 1995, which report is included in this Annual Report on Form 10-K.



______________/S/_________
Coopers & Lybrand
Chartered Accountants
Calgary, Canada


March 31, 1998